UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	April 21, 2016

MidWestOne Financial Group, Inc.
(Exact name of registrant as specified in its charter)

Commission file number 001-35968

Iowa	42-1206172
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification Number)
102 South Clinton Street
Iowa City, Iowa 52240
(Address of principal executive offices, including zip code)
(319) 356-5800
(Registrant's telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.     Submission of Matters to a Vote of Security Holders.
The annual meeting of shareholders of MidWestOne Financial Group, Inc. (the "Company") was held on April 21, 2016. There were a total of 11,425,035 shares of common stock outstanding as of the record date for the annual meeting, of which 10,147,296 were present in person or by proxy at the meeting, representing 89% of the outstanding shares eligible to vote. Three proposals were presented to the shareholders. The results of the shareholder vote on each of the three proposals were as follows:
A proposal to elect four (4) Class III Directors of the Company; each director having a three-year term expiring in the year 2019.

	Number of Shares	Number of Shares
Nominees	Voted For	Vote Withheld	Broker Non-Votes
Tracy S. McCormick	8,712,635	443,985	990,676
Kevin W. Monson	8,853,443	303,177	990,676
Richard J. Schwab	8,935,527	221,093	990,676
R. Scott Zaiser	8,912,514	244,106	990,676
An advisory (non-binding) proposal to approve the compensation awarded by the Company to its named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, as required by Section 14A of the Securities Exchange Act of 1934, as amended.

Number of Shares	Number of Shares
Voted For	Voted Against	Abstentions	Broker Non-Votes
9,040,886	95,275	20,459	990,676
The ratification of the appointment of RSM, LLP as independent registered public accounting firm of the Company for the fiscal year ending December 31, 2016.

Number of Shares	Number of Shares
Voted For	Voted Against	Abstentions	Broker Non-Votes
10,090,017	20,774	36,505	—
Item 8.01.     Other Events.
The Board of Directors of the Company has declared a cash dividend of $0.16 per share payable on June 15, 2016 to shareholders of record as of the close of business on June 1, 2016. The press release is attached as Exhibit 99.1.
Item 9.01.     Financial Statements and Exhibits.
(d) Exhibits. The following exhibits are filed herewith:
99.1    MidWestOne Financial Group, Inc. Press Release dated April 22, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIDWESTONE FINANCIAL GROUP, INC.

Dated:	April 22, 2016	By:	/s/ GARY J. ORTALE
Gary J. Ortale
Executive Vice President and
Chief Financial Officer